Exhibit 99.(e)(i)(d)

FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This first amendment (the “Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between AIM ETF Products Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of October 1, 2022 (the “Effective Date”).

WHEREAS, Trust and Foreside (the “Parties”) desire to amend the Agreement to reflect the addition of sixteen Funds to Exhibit A; and

WHEREAS, Section 8(d) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the addition of these sixteen Funds: AllianzIM U.S. Large Cap Buffer10 Nov ETF, AllianzIM U.S. Large Cap Buffer20 Nov ETF, AllianzIM U.S. Large Cap Buffer10 Dec ETF, AllianzIM U.S. Large Cap Buffer20 Dec ETF, AllianzIM U.S. Large Cap Buffer10 Feb ETF, AllianzIM U.S. Large Cap Buffer20 Feb ETF, AllianzIM U.S. Large Cap Buffer10 Mar ETF, AllianzIM U.S. Large Cap Buffer20 Mar ETF, AllianzIM U.S. Large Cap Buffer10 May ETF, AllianzIM U.S. Large Cap Buffer20 May ETF, AllianzIM U.S. Large Cap Buffer10 Jun ETF, AllianzIM U.S. Large Cap Buffer20 Jun ETF, AllianzIM U.S. Large Cap Buffer10 Aug ETF, AllianzIM U.S. Large Cap Buffer20 Aug ETF, AllianzIM U.S. Large Cap Buffer10 Sep ETF, and AllianzIM U.S. Large Cap Buffer20 Sep ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

AIM ETF PRODUCTS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Brian Muench	By:	/s/ Teresa Cowan
	Brian Muench, President		Teresa Cowan, President

By:	/s/ Mike Tanski
Mike Tanski, Vice President, Operations

EXHIBIT A

AllianzIM U.S. Large Cap Buffer10 Apr ETF

AllianzIM U.S. Large Cap Buffer20 Apr ETF

AllianzIM U.S. Large Cap Buffer10 Jul ETF

AllianzIM U.S. Large Cap Buffer20 Jul ETF

AllianzIM U.S. Large Cap Buffer10 Oct ETF

AllianzIM U.S. Large Cap Buffer20 Oct ETF

AllianzIM U.S. Large Cap Buffer10 Jan ETF

AllianzIM U.S. Large Cap Buffer20 Jan ETF

AllianzIM U.S. Large Cap Buffer10 Nov ETF

AllianzIM U.S. Large Cap Buffer20 Nov ETF

AllianzIM U.S. Large Cap Buffer10 Dec ETF

AllianzIM U.S. Large Cap Buffer20 Dec ETF

AllianzIM U.S. Large Cap Buffer10 Feb ETF

AllianzIM U.S. Large Cap Buffer20 Feb ETF

AllianzIM U.S. Large Cap Buffer10 Mar ETF

AllianzIM U.S. Large Cap Buffer20 Mar ETF

AllianzIM U.S. Large Cap Buffer10 May ETF

AllianzIM U.S. Large Cap Buffer20 May ETF

AllianzIM U.S. Large Cap Buffer10 Jun ETF

AllianzIM U.S. Large Cap Buffer20 Jun ETF

AllianzIM U.S. Large Cap Buffer10 Aug ETF

AllianzIM U.S. Large Cap Buffer20 Aug ETF

AllianzIM U.S. Large Cap Buffer10 Sep ETF

AllianzIM U.S. Large Cap Buffer20 Sep ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Jan/Jul ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Apr/Oct ETF

AllianzIM U.S. Large Cap Floor10 Jan ETF

AllianzIM U.S. Large Cap Floor10 Apr ETF

AllianzIM U.S. Large Cap Floor10 Jul ETF

AllianzIM U.S. Large Cap Floor10 Oct ETF